SETTLEMENT AGREEMENT


     SETTLEMENT AGREEMENT, made as of this 30th day of January, 1997, by and among RT Industries, Inc., a Delaware corporation (the "Company"), Ron Tygar (a/k/a Ronald Tygar) ("Tygar"), FRNT Realty Co., Ltd. ("FRNT"), and RT Consulting, Inc., a Florida corporation ("Consultant" and, together with Tygar and FRNT sometimes herein collectively referred to as the "Settlement Parties").

                              W I T N E S S E T H :

     WHEREAS, the Company, Tygar, FRNT and Consultant are parties to various agreements more fully herein described; and

     WHEREAS, the parties now wish to settle certain differences between them in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, including without limitation the release by the Company's principal creditor, Congress Financial Corporation, of Tygar's personal guarantee of the Company's obligations to such creditor, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

     1. Settlement Payment.

     a. A payment to the Settlement Parties by the Company of an aggregate of 75,678 shares of the common stock, par value $.01 per share, of the Company (the "Settlement Shares"), having a value of $387,850 based upon the closing bid price of $5.125 per share as reported by the NASDAQ SmallCap Market for the Company on January 1, 1997.

     b. Forty-five (45) days after the effective date of the S-3 Registration (as defined in Paragraph 3.b. hereof), the Settlement Parties may elect an alternative payment (in lieu of retaining any unsold Settlement Shares) by the Company of an amount equal to the difference between the sum of $387,850 and the lesser amount, if any, theretofore realized upon sale of the Settlement Shares (the "Settlement Amount"), in accordance with the terms of this Agreement, against surrender of all unsold Settlement Shares.

     2. Release from Bank Guarantee. Tygar hereby acknowledges that the release by Congress Financial Corporation (the "Bank"), in the form attached hereto as Exhibit A, with respect to his personal guarantee of the Company's obligations to the Bank is a direct result of the Company paying down its outstanding obligations to the Bank; it being the intention of the parties hereto that such release constitutes partial consideration for the parties entering into this Agreement.


     3. Sale and Registration of Shares.

     a. The Settlement Parties may, directly or indirectly, sell, offer for sale, transfer, assign, hypothecate, pledge or otherwise dispose of, the Settlement Shares and the Option Shares (as defined in paragraph 5.d. hereof), in whole or part, consistent with the applicable Federal and state securities laws; provided, however, that the Settlement Parties covenant and agree not sell or dispose, without the consent of the Company, of any Settlement Shares or Option Shares other than through Walsh, Manning Securities, Inc. or other marketmaker for RT Industries Inc. designated by the Company. All proceeds realized by the sale or disposition pursuant hereto shall, within five (5) business days of having been so realized, be distributed among the Settlement Parties as they may agree.

     b. The Company hereby agrees, at its sole cost and expense except as otherwise provided herein, to undertake to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering equity and debt securities of the Company held by its stockholders (the "S-3 Registration"), which S-3 Registration shall, upon the request of the Settlement Parties deemed given simultaneously herewith, include the Settlement Shares and Option Shares. Notwithstanding the preceding sentence, the Settlement Parties (and their respective affiliates) shall be solely responsible for the fees of any counsel retained by them in connection with such registration and any transfer taxes or underwriting discounts or applicable commissions. In connection with the S-3 Registration, the Company further hereby agrees to use its reasonable efforts (1) to effect as promptly as possible the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Settlement Shares and Option Shares (which it has been hereby requested by the Settlement Parties to register) and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order and (2) to qualify or register the Settlement Shares and Option Shares, as the case may be, included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Settlement Parties, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

     4. Sale of Real Estate.

     a. For and in consideration of the Settlement Shares and notwithstanding any provisions to the contrary contained in that lease and option agreement between FRNT and the Company, dated April 28, 1989, as amended on March 11, 1992 (the "Lease"), FRNT hereby grants to the Company the absolute, irrevocable option (the "Option") to purchase from it (or its successors and assigns) at the expiration or earlier termination of the Lease the real property leased thereunder, located at 501 Silver Lake Drive, Sanford, Florida (the "Real Estate"), for a purchase price of no greater than $282,202.91 unless the Option is exercised prior to the expiration of the Lease, in which case the purchase price for the Real Estate shall be equal to (x) the aggregate principal balance owing under the Mortgages (as defined below) at the time the Option is exercised increased by (y) an incremental amount equal to $3,000 for each and every month that the Option is exercised prior to the expiration of the term of the Lease. Title to such Real Estate will be delivered to the Company (or its designee) by FRNT (or its successors and assigns) free and clear of any and all liens and encumbrances other that the mortgage(s) in the current aggregate principal amount of $282,202.91 and more particularly described on Exhibit B attached hereto (the "Mortgages"). It is the intention of the parties hereto that the appraisal provisions of the Lease with respect to determining the fair market value of the Real Estate are hereby deleted and that the purchase price shall consist solely of the assumption by the Company of the balance of the payments coming due under the Mortgages subsequent to the date the Option first becomes exercisable. Except as otherwise provided herein, the exercise of the Option shall be upon the terms and conditions more particularly set forth in Sections 16 and 17 of the Lease, which Lease, to the extent not otherwise modified herein, shall remain in full force and effect. Any exercise of the Option by the Company shall be subject to the representations and warranties of contained in Paragraph 4c hereof and as set forth in the definitive Purchase Agreement.

     b. The parties hereby agree to execute and deliver a mutually satisfactory real estate Purchase Agreement (the "Purchase Agreement") appropriate for the sale of commercial property located in the State of Florida which Purchase Agreement (x) reflects the above terms; (y) provides, and is subject to, the release of Tygar (and any affiliates) from the Mortgages, and any and all promissory notes and guaranties appendant thereto, by either the assumption of the Mortgages by the Company (or its designees) or the satisfaction of the Mortgages by the Company (or its designees) by payment in full of any outstanding balance thereunder; and (z) contains such representations and warranties (which would survive any closing thereof), covenants and closing conditions of a type which are customarily included in such agreements, including without limitation provisions pertaining to form of title, absence of encumbrances, allocation of taxes, operating permits, and reciprocal indemnification provisions by the Company (on the one hand) and Tygar, FRNT and affiliates (on the other hand) and subject to the Mortgages.

     c. For purposes hereof, FRNT represents, warrants and covenants to the Company that: (1) any interest of UBC Real Estate Corporation, as Lessor, with respect to the Lease and/or the Real Estate has been validly transferred and assigned to, and is now fully owned and exclusively held by, FRNT Realty Co. Ltd., a Florida corporation; (2) neither FRNT, as lessor, nor the Company, as tenant, is in default with respect to any of the terms, conditions, and obligations imposed upon them or either of them by the Lease; (3) FRNT has timely paid all monthly mortgage payments, in the aggregate amount of $6,549.28 per month, up to and through the date hereof; (4) from the date hereof to the expiration or earlier termination of the Lease term, FRNT shall (x) preserve intact the Lease and its relationships with the mortgagee and other entities with whom it has business relations in connection with the Lease, (y) perform its obligations under the Lease in a manner consistent with past practice and in compliance with applicable laws, including without limitation the timely payment of the outstanding mortgage on the Real Estate; and (z) not, directly or indirectly, sell, lease, mortgage or otherwise encumber or subject to any lien or dispose of the Real Estate, except as otherwise provided herein and in the Lease.

     5. Consulting Agreement. For and in consideration of the Settlement Shares, the Consultant hereby:

     a. Agrees and covenants with the Company that the consulting agreement between it and the Company dated October 20, 1995, as amended on October 20, 1995 and February 6, 1996 (the "Consulting Agreement"), shall terminate effective upon payment of the Settlement Amount, and all obligations of the Company thereunder shall cease; provided, however, that the provisions of (1)
Section 3 thereof setting forth the covenant not to compete and nondisclosure obligations of the Consultant shall continue in full force and effect for a period of two (2) years from the date hereof and (2) Section 2.C thereof, pertaining to that option to purchase 100,000 shares (the "Option Shares") of the Company's common stock, at an exercise price of $5.00, shall remain in full force and effect.

     b. Each of the Company and the Consultant releases and discharges, fully and forever, the other party, (its officers, directors, employees, agents, successors and assigns) from any and all suits, claims, causes of action and demands in law or equity, that the Consultant or the Company, as the case may be, ever had, now has, or hereafter may have, by reason of any matter, cause or claims relating in any way to the Consulting Agreement except as specifically preserved by the terms of this Agreement; it being understood and hereby agreed that neither the Company nor the Settlement Parties (or any person(s) acting on behalf of such parties) will file, or permit to be filed, any action for legal or equitable relief, including damages and injunctive, declaratory, monetary or other relief, involving any matter occurring at any time or related in any way to the Consulting Agreement or involving any continuing effects of any acts or practices that may have arisen or occurred in connection with the Consulting Agreement or the termination of the same, other than the covenants and obligations contained in this Agreement.

     6. Alleged Stock Options. For and in consideration of the Settlement Amount, Tygar hereby:

     a. Acknowledges and covenants to the Company that any alleged stock option agreement between the Company and Tygar, dated June 2, 1995 (the "Alleged Option Agreement"), for 206,044 shares of the Company's common stock is null and void and of no force and effect as to the parties thereto.

     b. Releases and discharges, fully and forever, the Company (as well as its officers, directors, employees, agents, successors and assigns) from any and all suits, claims, causes of action and demands in law or equity, that Tygar ever had, now has, or hereafter may have, by reason of any matter, cause or claims relating in any way to the Alleged Option Agreement; it being understood and hereby agreed by Tygar that none of the Settlement Parties (or any person(s) acting on behalf of such parties) will file, or permit to be filed, any action for legal or equitable relief, including damages and injunctive, declaratory, monetary or other relief, involving any matter occurring at any time or related in any way to the Alleged Option Agreement or involving any continuing effects of any acts or practices that may have arisen or occurred in connection with the Alleged Option Agreement or the termination of the same, other than the covenants and obligations contained in this Agreement.

     7. Indemnification of Tygar from Personal Guarantees. The Company hereby agrees to indemnify and hold harmless Tygar from any and all suits, claims, causes of action and demands in law or equity, against Tygar by reason of any matter, cause or claim resulting from the legitimate obligations of the Company entered into by the Company in the ordinary course of business and for a valid business purpose and which obligations Tygar personally guaranteed.

     8. Representations, Warranties and Covenants. Each of the Settlement Parties, jointly and severally, represents, warrants and covenants to the Company as follows:

     a. Each of FRNT and the Consultant is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its formation, with full corporate power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement has been duly and validly authorized by all necessary corporate action and constitutes the valid and binding obligation of FRNT and the Consultant, enforceable against FRNT and the Consultant in accordance with its terms;

     b. Tygar has the right, power, legal capacity and authority to enter into this Agreement and to carry out his respective obligations hereunder, and this Agreement constitutes the valid and binding obligation of Tygar, enforceable against him in accordance with its terms;

     c. The execution of this Agreement by the Settlement Parties will not conflict with or constitute an event of default under, or breach of, any agreement, document or instrument to which any of the Settlement Parties is a party, or any law, rule or regulation or court order applicable to any of the Settlement Parties;

     d. That the Settlement Shares or Option Shares issued pursuant to this Agreement are being acquired for the Settlement Parties' own accounts for investment and not with a view to the sale or distribution thereof except pursuant to an effective registration statement or an exemption from the registration requirements under the Securities Act; and that no representation or warranty of any nature respecting the acquisition of the Settlement Shares or Option Shares has been made by the Company or any agent, employee or affiliate of the Company upon which the Settlement Parties or such other parties relied in connection with such acquisition or which has induced such Settlement Parties in any manner in respect thereof; that the Settlement Parties have such knowledge and expertise in financial and business matters and are capable of evaluating the merits and risks involved in acquiring the Settlement Shares or Option Shares and, in entering into this Agreement, none of the Settlement Parties is relying upon any information other than the results of his or its, as the case may be, independent investigation;

     e. That the Settlement Shares and/or Option Shares may not be sold, transferred or otherwise disposed of (and the undersigned hereby agree that such shares will not be sold, transferred or otherwise disposed of) unless (1) the Settlement Shares and/or Option Shares, as the case may be, have been registered under the Securities Act, or (2) prior thereto, there is delivered to the Company (i) a written opinion, in form and substance reasonably satisfactory to the Company, of the Company's counsel or counsel for the undersigned reasonably acceptable to the Company, or (ii) a copy of a letter from the staff of the Securities and Exchange Commission, to the effect that the proposed transaction may be effected without compliance with the registration provisions of the Securities Act. The undersigned understands that, in the absence of any of the aforementioned circumstances, the Option Shares must be held by the undersigned indefinitely.

     f. That the Settlement Shares or Option Shares, as the case may be, shall bear a restrictive legend setting forth the matters contained in this paragraph, and that "stop transfer" instructions may be given to the Company's transfer agent in respect of all Settlement Shares and Option Shares, and that if so requested by the Company at the time of issuance of any Settlement Shares or Option Shares, the Settlement Parties will execute such documents as the Company may reasonably require in respect of the warranties, representations and covenants made by the Settlement Parties in this paragraph.

     9. Breach.

     a. Except as otherwise provided in subparagraph (b) hereof, upon the failure of any of the Settlement Parties, on the one hand, or the Company, on the other hand, to perform, satisfy or comply with the covenants contained herein, which failure is not timely cured by such party within fifteen (15) days of written notice of such failure, any and all concessions contained herein with respect to such agreements and/or understandings herein referenced shall, upon the sole option of the party for whose benefit such covenant was made, be rendered null and void and without effect and unenforceable as to the parties hereto.

     b. Notwithstanding anything contained herein to the contrary, the Company shall be entitled to injunctive and other equitable relief for any breach or threatened breach by Tygar or FRNT (or an affiliated party) of any of his or its (as the case may be) covenants or obligations with respect to the Lease, in addition to any other remedies available to the Company under the applicable Federal and state laws.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Florida without regard to its choice of law principles. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida and of the United States located in Palm Beach County, Florida (the "Florida Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Florida Courts and agrees not to plead or claim that such litigation brought in the Florida Courts has been brought in an inconvenient forum.

     11. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, by overnight courier or by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         If to the Company:                 RT Industries, Inc.
                                            Attn: President
                                            1875 E. Lake Mary Boulevard
                                            Sanford, FL 32773

                           Fax:             407-322-7477

         with a copy to:                    Tenzer Greenblatt LLP
                                            Attn:  Gary A. Schonwald, Esq.
                                            405 Lexington Avenue
                                            New York, New York 10174

                           Fax:             212-885-5001

         If to the Settlement Parties:

                                            c/o Ron Tygar
                                            16719 Senterra Drive
                                            Delray Beach, FL  33484

         with a copy to:                    Litow, Cutler, Zabludowski & Allen
                                            Attn:  Laurence Litow, Esq.
                                            One Biscayne Tower, Ste. 3100
                                            2 South Biscayne Boulevard
                                            Miami, FL 33131

                           Fax:             305-381-7910

All such notices and communications shall, when telefaxed, be effective when telefaxed or if sent by nationally recognized overnight courier service, be effective one (1) business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective three (3) days after being mailed by registered or certified mail, return receipt requested, postage prepaid.

     12. Miscellaneous. This Agreement (i) may only be modified by a written instrument executed by the party to be charged with such modification; (ii) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     13. Counterparts. This Agreement may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                        RT INDUSTRIES, INC.


                                        By:
                                               -----------------------------
                                              John K. Kenney, President


                                        Settlement Parties:


                                        ------------------------------------
                                        RONALD TYGAR

                                        FRNT REALTY CO., LTD.


                                        By:
                                               -----------------------------
                                               Name:
                                               Title:

                                        RT CONSULTING, INC.


                                        By:
                                               -----------------------------
                                               Ronald Tygar , President